EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2005 relating to the financial statements, which appear in the 2004 Annual Report to Shareholders of Shell Canada Limited, which is incorporated by reference in Shell Canada Limited's Annual Report on Form 40-F for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta, Canada
July 29, 2005